                                                                    Exhibit 99.1

SUPERIOR GALLERIES REPORTS 26% YEAR OVER YEAR INCREASE IN FIRST-QUARTER REVENUES

     o    CONFERENCE CALL SCHEDULED FOR TODAY AT 1:30 P.M. PACIFIC TIME

     Beverly Hills, California - (Business Wire) - October 25, 2005 - Superior Galleries, Inc. ("Superior") (OTC Bulletin Board: SPGR) reported the second-highest quarterly revenues in its history for its fiscal year 2006 first quarter ended September 30, 2005. The Company recorded revenues of $11.7 million in the September quarter, an increase of $2.4 million, or 26%, from $9.2 million for the prior-year first quarter ended September 30, 2004.

     Management attributed the revenue growth to continued strong market demand for rare coins in both its wholesale and retail sales channels, as well as to the benefits of investments in its operations and higher levels of inventory due to the availability of additional financing. Management believes that the Company's recently revised arrangement with Stanford Financial Group's member company Stanford Coins & Bullion (SC&B) will contribute to revenue growth in the future. Under the arrangement, Superior serves as SC&B's preferred rare coin supplier and exclusive auctioneer. Further, Stanford Financial, which is the Company's largest shareholder, is recommending that its investor clients diversify their portfolios to include rare coins, as a hedge against inflation and other potential effects of geopolitical and financial uncertainty.

     Superior Galleries recorded a net loss of $105,000, or $0.02 per basic and diluted share, for the quarter ended September 30, 2005, versus net income of $125,000, or $0.03 per basic share, $0.02 diluted, for the prior year's first quarter.

     The year-over-year comparisons in part reflect expenditures that the Company has made in expanding its live-auction and online sales channels and strengthening its operational infrastructure. First-quarter 2006 results include approximately $66,000 in investor relations expenses and $80,000 in expenses related to new policies mandating the expensing of employee stock options, neither of which items impacted the year-ago quarter.

     "During the past four quarters, we have made great strides in constructing a multi-faceted platform for future growth," commented Silvano DiGenova, Chairman and CEO of Superior Galleries. "Our online-only auctions, which bring us incremental sales and potential long-term, high-volume customers at very low cost, are now launched and running on a monthly basis. We will continue to make improvements to the functionality of our web site as part of our overall on-line strategy."

     Mr. DiGenova continued, "In recent months, we have also bolstered our management team with key high-level appointments while reducing first-quarter losses compared to the last two quarters. And the support of Stanford Financial continues to benefit us. This support is evident not only in terms of the expanded line of credit and Stanford's investment of $2.5 million in our Series E Convertible Preferred stock in March, 2005, but also on the auction floor. Stanford Coins & Bullion was one of the largest consignors at our recent Beverly Hills Elite Auction event, and we are optimistic that this key relationship will continue to benefit us going forward."

CONFERENCE CALL TODAY AT 1:30 P.M. PACIFIC TIME

     Superior Galleries will hold a conference call, today, Tuesday, October 25, 2005 at 1:30 p.m. Pacific Time to discuss its first-quarter financial results.

     To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (877) 586-7724. International callers should dial (706) 679-0614. There is no pass code required for this call.

     If you are unable to participate in the call at this time, a replay will be available on Tuesday, October 25 at 3:00 p.m. PDT, through Tuesday, November 1 at 9:00 p.m. PDT. To access the replay dial (800) 642-1687 and enter the conference ID number 1209670. International callers please dial (706) 645-9291.

     Additionally, a transcript and audio webcast replay of the conference call will be made available on the Superior Galleries web site at www.sgbh.com following the conclusion of the live call.

     Superior Galleries, Inc. is a publicly traded company, acting as a dealer and auctioneer in rare coins and other fine collectibles. The firm markets its products through its prestigious location in Beverly Hills, California and the company's web site at www.sgbh.com.

     Included in this release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including express and implied statements concerning future growth potential, future revenues and revenue growth, income, results of operations, expansion plans and expectations. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that the expectations reflected in such forward looking statements will prove to have been correct. These forward-looking statements are subject to certain risks and uncertainties, including market and other conditions that may affect our ability to expand our auction and dealer activities and control our operating costs, changes in investment recommendations by financial advisors and risks identified in our SEC filings. Investors and others are advised that our preferred supplier arrangement with Stanford Coin and Bullion can be terminated by either party at any time. The company's actual results could differ materially from those anticipated in the forward looking statements as a result of certain factors including sales levels, operating costs, distribution and competition trends, consumer preferences and other market factors. Past sales performance may not be indicative of future results. No assurances are given that sales trends or sales performance on behalf of consignors or customers will continue.



                     (FINANCIAL TABLES AND CONTACTS FOLLOW)

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                            SUPERIOR GALLERIES, INC.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)
                    (in thousands, except for per share data)

                                                       Three Months Ended
                                                    September      September
                                                     30, 2005       30, 2004
                                                   -----------    -----------

Net sales                                          $    10,948    $     8,513
Commission income                                          705            757
                                                   -----------    -----------
TOTAL REVENUE                                           11,653          9,270

COST OF REVENUE                                          9,342          7,216
                                                   -----------    -----------

GROSS PROFIT                                             2,311          2,054

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES             2,301          1,854
                                                   -----------    -----------

Income from operations                                      10            200
                                                   -----------    -----------

OTHER INCOME (EXPENSE)
   Interest income                                         113            101
   Interest expense                                       (227)          (175)
   Other expense, net                                        -              -
                                                   -----------    -----------
      Total other income (expense)                        (114)           (74)
                                                   -----------    -----------

INCOME (LOSS) BEFORE PROVISION FOR TAXES                  (104)           126

INCOME TAX PROVISION                                         1              1
                                                   -----------    -----------

NET INCOME (LOSS)                                  $      (105)   $       125
                                                   ===========    ===========

NET INCOME (LOSS) PER SHARE
   basic                                           $     (0.02)   $      0.03
                                                   ===========    ===========
   fully diluted                                   $     (0.02)   $      0.02
                                                   ===========    ===========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING
   basic                                                 4,820          4,497
                                                   ===========    ===========
   fully diluted                                         4,820          8,170
                                                   ===========    ===========


                                     (MORE)

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
                                SUPERIOR GALLERIES, INC.
                                     BALANCE SHEETS
                                     (in thousands)

                                                                  September     June 30,
                                                                  30, 2005        2005
                                                                 (Unaudited)
                                                                 ----------   ----------
                                         ASSETS

CURRENT ASSETS
    Cash                                                         $      695   $      417
    Accounts receivable, net of allowance for uncollectible
    accounts of $154 (Sep. 2005) and $122 (Jun. 2005)
                                                                      6,906        4,969
    Auction and customer advances                                     3,176        4,950
    Inventories                                                       9,226        8,713
    Prepaid expense and other                                           372          346
                                                                 ----------   ----------

    Total current assets                                             20,375       19,395

LONG-TERM ASSETS
     Property and equipment, net                                        197          220
                                                                 ----------   ----------

     Total long-term assets                                             197          220
                                                                 ----------   ----------

        TOTAL ASSETS                                             $   20,572   $   19,615
                                                                 ==========   ==========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Line of credit - related party                               $    8,000   $    9,250
    Line of credit                                                    2,200        2,200
    Accounts payable and accrued expenses                             7,483        5,154
    Notes payable to a related party                                    350          350
    Notes payable                                                       650          650
    Series A stock redemption payable                                   206          275
                                                                 ----------   ----------

      Total current liabilities                                      18,889       17,879
                                                                 ----------   ----------

LONG-TERM LIABILITIES
    Notes payable to a related party, net of current portion            350          400
                                                                 ----------   ----------

      Total long-term liabilities                                       350          400
                                                                 ----------   ----------

        TOTAL LIABILITIES                                            19,239       18,279
                                                                 ----------   ----------

                                         (MORE)

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
                               SUPERIOR GALLERIES, INC.
                              BALANCE SHEETS, CONTINUED
                                    (in thousands)

                                                            September       June 30,
                                                            30, 2005         2005
                                                           (Unaudited)
                                                           -----------    -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
    Preferred stock, 693 shares undesignated,
      none outstanding
    Series B convertible preferred stock $1.00 par value
      3,400 shares designated 3,400 shares issued
      and outstanding with a liquidation
      preference of $3,400                                       2,967          2,967
    Series D convertible preferred stock $1.00 par value
      2,000 shares designated 2,000 shares
      issued and outstanding with a liquidation
      preference of $2,000                                       1,931          1,931
    Series E convertible preferred stock $1.00 par value
      2,500 shares designated 2,500 shares
      issued and outstanding with a liquidation
      preference of $2,500                                       2,488          2,488
    Common stock, $0.001 par value, 20,000
      Shares authorized; 4,820 as of September 30,
      2005 and June 30, 2005                                         5              5
   Additional paid in capital                                    8,562          8,459
   Accumulated deficit                                         (14,620)       (14,514)
                                                           -----------    -----------

         Total stockholders' equity (deficit)                    1,333          1,336
                                                           -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)       $    20,572    $    19,615
                                                           ===========    ===========


See the Company's filing with the SEC on Form 10Q for notes to financial statements.

Contact:
Superior Galleries, Inc., Beverly Hills, California
Paul Biberkraut, CFO, at 310-203-9855 or paulb@sgbh.com www.sgbh.com

Investor Relations Contacts:
CCG Investor Relations                      American Capital Ventures, Inc.
Sean Collins, Partner, at 310-477-9800      Howard Gostfrand, President, at 305-918-7000
www.ccgir.com                               or hg@amcapventures.com
                                            www.amcapventures.com

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